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                                   EXHIBIT 21


                            SUBSIDIARIES OF COMPANY


                         Rainforest Cafe, Inc. - Rain
                         Rainforest Cafe, Inc. - Atlantic City
                         Rainforest Cafe, Inc. - Thunder
                         Rainforest Cafe, Inc. - Sawgrass
                         Rainforest Cafe, Inc. - Mist
                         Rainforest Cafe, Inc. - Cha Cha
                         Rainforest Cafe, Inc. - Las Vegas